UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2008

AFFINITY MEDIA INTERNATIONAL CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51983	20-3315459
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1850 Sawtelle Blvd., Suite 470 Los Angeles, California	90025
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 479-1555

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Affinity Media International Corp. (the “Company”) today announced that it will hold a special meeting of stockholders on Tuesday, October 7, 2008 at the offices of the law firm of Ellenoff Grossman & Schole LLP, located at 140 East 42nd Street, 11th Floor, New York, NY at 10:00 A.M. Eastern time.  A copy of the press release is attached to this form 8-K as Exhibit 99.1 At the meeting, the Company’s stockholders will consider three proposals to amend the Company’s certificate of incorporation that would (a) permit the continuance of the Company (b) distribute all amounts in the trust fund established in connection with the Company's initial public offering, (c) increase the authorized shares of the Company's common stock, (d) effect a one-for-seven exchange of shares of the Company's common stock held by the public stockholders and (e) exchange each share held by Affinity’s initial stockholders for four shares of Class A Common Stock .  The Company’s Board of Directors set August 8, 2008 as the record date for determining the stockholders who are entitled to receive notice of and to vote at the special meeting.  The Company expects that proxy materials pertaining to the special meeting will be mailed commencing on September 17, 2008.

The information furnished in Item 7.01 of this report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific release in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press release dated September 12, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINITY MEDIA INTERNATIONAL CORP.

Date: September 15, 2008	By:	/s/ Howard Cohl
Howard Cohl
President